SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934.

        Date of Report (Date of Earliest Event Reported): April 19, 2000


                             FULL TILT SPORTS, INC.
                             ----------------------
             (Exact name of registrant as specified in its charter)


       Colorado                         0-24829                   84-1416864
-----------------------     -------------------------       --------------------
(State of other juris-       (Commission File Number)       (I.R.S. Employer
 diction of incorpora-                                       Identification No.)
 tion)

                           212 S. Wahsatch. Suite 205
                        Colorado Springs, Colorado                 80903
               ---------------------------------------           ----------
               (Address of Principal Executive Offices)          (Zip Code)


        Registrant's telephone number including area code: (719) 630-0980
                                                           --------------


         (Former name or former address, if changed since last report):

                           5525 Erindale Dr. Suite 200
                        Colorado Springs, Colorado 80918
        ----------------------------------------------------------------

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Item 1. CHANGES IN CONTROL OF REGISTRANT

     Effective April 19, 2000, Full Tilt Sports, Inc. (the "Company") completed the sale of 3,594,256 shares of Common Stock to an individual in a private placement. The sale was made to LeRoy Landhuis, an existing shareholder of the Company. Mr. Landhuis also acquired a warrant to purchase an additional 1,036,000 shares of Common Stock, giving him a 54.7% beneficial interest in the Company. This transaction therefore resulted in a change of control of the Company. The sale was made pursuant to a Subscription Agreement effective April 19, 2000.

     As a result of this transaction, Mr. Landhuis has acquired voting control of the Company. Mr. Landhuis beneficially owns 4,763,256 shares, consisting of 133,000 shares owned before the transaction, 3,594,256 shares acquired in the transaction, and an additional 1,036,000 shares that may be acquired upon exercise of a Common Stock Purchase Warrant. The Warrant grants Mr. Landhuis the right to acquire up to an additional 1,036,000 shares of Common Stock for the price of $1.50 per share, effective immediately and until April 19, 2010. Upon exercise of the Warrant, Mr. Landhuis's share ownership will represent 54.7% of the issued and outstanding voting stock. Pending issuance of any additional stock, this provides Mr. Landhuis control of a majority of the outstanding voting stock.

     The aggregate proceeds from the private placement were $1,343,780. This amount consists of $1,000,000 in cash which Mr. Landhuis obtained from his personal funds; payment of rent valued at $193,744, for the Company's office facilities for a two year term; office equipment and improvements valued at $32,192; and consulting services valued at $117,844.

     Contemporaneously with the closing of the transaction, the Company agreed to effectuate a change in management of the Company. The Subscription Agreement provides that Mr. Landhuis would be elected as Chairman of the Board of Directors at closing. The Subscription Agreement also provides that the remaining seats on the Board shall be occupied by a nominee of Mr. Landhuis's choice, Roger K. Burnett, Joseph F. DeBerry, and J. Fischer DeBerry. Mr. Landhuis, Roger K. Burnett, Joseph F. DeBerry, and J. Fischer DeBerry have agreed to vote their shares to nominate, vote and maintain these individuals as members of the Board for a period of two years from closing. Prior to the closing, Raymond E. McElhaney and Bill M. Conrad resigned as members of the Board of Directors. The Board is presently composed of LeRoy Landhuis as Chairman, Roger K. Burnett, Joseph F. DeBerry, and J. Fischer DeBerry.

     The Subscription Agreement was completed pursuant to Rule 506 of Regulation D of the Securities Act of 1933, as amended. All of the shares sold in the transaction were restricted within the meaning of the 1933 Act and bear the restrictive legend as required by Rule 144 under the Securities Act of 1933, as amended. However, the Company has agreed to prepare and file a Registration Statement to register the shares of Common Stock sold to Mr. Landhuis with the Securities Exchange Commission as soon as possible, but no later than 180 days following the closing. The price per share received by the Company represented a negotiated discount from the trading price of the Company's Common Stock at the time of the subscription.

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Item 2. ACQUISITION OR DISPOSITION OF ASSETS

     The aggregate consideration and assets received by the Company from the subscription consisted of $1,000,000 in cash; payment of rent valued at $193,744, for the Company's office facilities for a two year term; office equipment and improvements valued at $32,192; and consulting services valued at $117,844. Mr. Landhuis obtained the cash used for the share acquisition herein from his personal funds

Item 3. BANKRUPTCY OR RECEIVERSHIP

          Not applicable.

Item 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

          Not applicable.

Item 5. OTHER EVENTS

         Not applicable.

Item 6. RESIGNATION OF DIRECTORS

          Not applicable.

Item 7. FINANCIAL STATEMENTS AND EXHIBITS

          a.   Not applicable.

          b.   Not Applicable.

          c.   Exhibits.

               1. Subscription Agreement, by and between the Company and LeRoy Landhuis, dated April 19, 2000

Item 8. CHANGE IN FISCAL YEAR

          Not applicable.

                                       -3-

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                                    SIGNATURE

         Pursuant to the requirements of Section 13 or 15(a) of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            FULL TILT SPORTS, INC.

Date: May 3, 2000                   By: /s/ Roger K. Burnett
      -----------                       -------------------------------
                                            Roger K. Burnett, President

                                       -4-

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                                  EXHIBIT INDEX

Exhibit
Number                                    Description

  1                    Subscription   Agreement,  by  and  between  Full  Tilt
                       Sports,  Inc.  and  LeRoy Landhuis, dated April 19, 2000


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